AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 9, 2005
                                                     REGISTRATION NO. 333-106293
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             _______________________

                         POST-EFFECTIVE AMENDMENT NO. 1
                                   TO FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ______________________

       CARNIVAL CORPORATION                                 CARNIVAL PLC
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             (Exact name of registrant as specified in its charter)

        REPUBLIC OF PANAMA                               ENGLAND AND WALES
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         (State or other jurisdiction of incorporation or organization)

            59-1562976                                       98-0357772
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                      (I.R.S. Employer Identification No.)

                                                           CARNIVAL HOUSE
          CARNIVAL PLACE                                 5 GAINSFORD STREET
   3655 N.W. 87TH AVENUE STREET                            LONDON SE1 2NE
     MIAMI, FLORIDA 33178-2428                             UNITED KINGDOM
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   (Address, including ZIP code, of registrants' principal executive offices)

          (305) 599-2600                                 011 44 20 7940 5381
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              (Registrant's telephone number, including area code)

                              ARNALDO PEREZ, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                           CARNIVAL CORPORATION & PLC
                             3655 N.W. 87TH AVENUE
                           MIAMI, FLORIDA 33178-2428
                                 (305) 599-2600
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   COPIES TO:
                              JOHN C. KENNEDY, ESQ.
                  PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP
                           1285 AVENUE OF THE AMERICAS
                               NEW YORK, NY 10019
                                 (212) 373-3000
                             ______________________

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: Not applicable.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [_]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_] _________

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_] _________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_] _______________

                                EXPLANATORY NOTE

         Pursuant to a Registration Statement on Form S-3 (File No. 333-106293) (the "Registration Statement"), Carnival Corporation and Carnival plc registered the resale (the "Offering") by the selling securityholders named therein of (i) up to $889,000,000 aggregate principal amount of Carnival Corporation's Senior Convertible Debentures due 2033 (the "Debentures"), (ii) up to 20,896,657 shares of Carnival Corporation Common Stock, par value $0.01 per share (the "Common Stock") (plus an indeterminate number of additional shares of Common Stock that could be issued upon conversion of the Debentures as a result of conversion price adjustments), (iii) 20,896,657 trust shares of beneficial interest in the P&O Princess Special Voting Trust (the "Trust Shares"), (iv) one (1) Carnival plc Special Voting Share and (v) the related Carnival plc Guarantees of the Debentures (the "Guarantees," and collectively with the Debentures, Common Stock, Trust Shares, and the Carnival plc Special Voting Share, the "Securities"). The Registration Statement was declared effective on July 3, 2003.

         Carnival Corporation and Carnival plc are no longer required to keep the Registration Statement effective pursuant to the terms of the Registration Rights Agreement, dated as of April 29, 2003, among Carnival Corporation, Carnival plc, Merrill Lynch & Co. and Merrill Lynch, Pierce, Fenner and Smith Incorporated. Accordingly, this Post-Effective Amendment No. 1 to the Registration Statement is being filed for the purpose of withdrawing from registration the Securities that were not sold in the Offering.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on September 9, 2005.

CARNIVAL CORPORATION                       CARNIVAL PLC


By:/s/ Gerald R. Cahill                    By: /s/ Gerald R. Cahill
   ---------------------------                 ----------------------------
   Name:  Gerald R. Cahill                     Name:  Gerald R. Cahill
   Title: Executive Vice President             Title: Executive Vice President
          and Chief Financial and                     and Chief Financial and
          Accounting Officer                          Accounting Officer



Pursuant to the requirements of the Securities Act of 1933, as amended, this Post Effective Amendment No. 1 to the Registration Statement has been signed on September 9, 2005 by the following persons in the capacities indicated.

------------------------------------------------------------           --------------------------------------------------------
               CARNIVAL CORPORATION                                                      CARNIVAL PLC
------------------------------------------------------------           --------------------------------------------------------

SIGNATURES                       TITLE                                 SIGNATURES                     TITLE


         *                       Chairman of the Board of                      *                      Chairman of the Board
------------------------         Directors and Chief                   -------------------------      of Directors and Chief
Micky Arison                     Executive Officer                     Micky Arison                   Executive Officer


         *                       Vice Chairman of the                          *                      Vice-Chairman of the
------------------------         Board of Directors and                -------------------------      Board of Directors and
Howard S. Frank                  Chief Operating Officer               Howard S. Frank                Chief Operating Officer


/s/ Gerald R. Cahill             Executive Vice President              /s/ Gerald R. Cahill           Executive Vice President
------------------------         and Chief Financial and               -------------------------      and Chief Financial and
Gerald R. Cahill                 Accounting Officer                    Gerald R. Cahill               Accounting Officer


         *                       Director                                      *                      Director
------------------------                                               -------------------------
Richard G. Capen, Jr.                                                  Richard G. Capen, Jr.

------------------------------------------------------------           --------------------------------------------------------
               CARNIVAL CORPORATION                                                      CARNIVAL PLC
------------------------------------------------------------           --------------------------------------------------------

SIGNATURES                       TITLE                                 SIGNATURES                     TITLE


          *                       Director                                      *                      Director
------------------------                                               -------------------------
Robert H. Dickinson                                                    Robert H. Dickinson


         *                        Director                                      *                      Director
------------------------                                               -------------------------
Arnold W. Donald                                                       Arnold W. Donald


         *                        Director                                      *                      Director
------------------------                                               -------------------------
Pier Luigi Foschi                                                      Pier Luigi Foschi


                                  Director                                                             Director
------------------------                                               -------------------------
Richard J. Glasier                                                     Richard J. Glasier


                                  Director                                                             Director
------------------------                                               -------------------------
Baroness Hogg                                                          Baroness Hogg


                                  Director                                                             Director
------------------------                                               -------------------------
A. Kirk Lanterman                                                      A. Kirk Lanterman


         *                        Director                                      *                      Director
------------------------                                               -------------------------
Modesto A. Maidique                                                    Modesto A. Maidique


                                  Director                                                             Director
------------------------                                               -------------------------
John P. McNulty                                                        John P. McNulty


         *                        Director                                      *                      Director
------------------------                                               -------------------------
Sir John Parker                                                        Sir John Parker


         *                        Director                                      *                      Director
------------------------                                               -------------------------
Peter G. Ratcliffe                                                     Peter G. Ratcliffe


                                  Director                                                             Director
------------------------                                               -------------------------
Stuart Subotnick                                                       Stuart Subotnick


                                  Director                                                             Director
------------------------                                               -------------------------
Uzi Zucker                                                             Uzi Zucker


*By: /s/ Gerald R. Cajill
     ----------------------------
     Gerald R. Cahill
     Attorney-in-Fact